EXHIBIT 10.1

ONSTREAM MEDIA CORPORATION
SUBSCRIPTION AGREEMENT

SERIES A-12 PREFERRED STOCK

This Subscription Agreement (this “Agreement”) is entered into as of _________, 2008, by and among Onstream Media Corporation, a Florida corporation (the “Company”), and the undersigned investors (collectively the “Investors” and each an “Investor”).

RECITALS

A.           The Company and the Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.           The Investors are holders of shares of the Company’s Series A-10 Preferred Stock as set forth on Exhibit A, which includes shares originally issued (“Original Issue Shares”) and shares acquired as payment for dividends and interest.

C.           The Series A-10 Preferred shares will automatically convert into shares of the Company’s Common Stock on December 31, 2008.

D.           The Company has designated a new series of preferred stock as Series A-12 Preferred Stock pursuant to the terms of the Certificate of Designation, Preferences and Rights in the form attached hereto as Exhibit B (the “Certificate of Designation”).  The Series A-12 Preferred Stock, in general, has the same terms and conditions afforded to holders of the Company’s Series A-10 Preferred Stock except as follows:

a.	Dividends on the Series A-12 Preferred Stock will be pre-paid in shares of the Company’s Common Stock;

b.	The Series A-12 Preferred Stock will automatically convert into shares of the Company’s Common Stock on or about December 31, 2009 (one year);

c.	There are no warrants associated with the Series A-12 Preferred Stock:

d.	Holders of Series A-12 Preferred Stock are not entitled to an adjustment in the conversion price in the event the Company issues shares of Common Stock;

e.	Holders of Series A-12 Preferred Stock are not entitled to registration rights;

f.	Consent of the holders of Series A-12 Preferred Stock is not required by the Company prior to incurring debt or creating a senior class of preferred stock;

g.	Holders of Series A-12 Preferred Holders do not have the right to appoint a Board seat; and

h.
Holders of Series A-12 Preferred Stock may, after six months, redeem any or all shares purchased as additional shares at the additional purchase price of $10.00 per share.  Shares of Series A-12 Preferred stock acquired in exchange for shares of Series A-10 Preferred Stock have no redemption rights.

E.           The Company desires to exchange the Original Issue Shares of Series A-10 Preferred Shares prior to December 31, 2008 into an equal number of shares of the Company’s Series A-12 Preferred Stock; provided that (i) the holders of the Series A-10 Preferred Stock agree to exchange their Original Issue Shares for shares of the Company’s Series A-12 Preferred Stock; and (ii) agree to purchase additional shares of Series A-12 Preferred Stock at an additional purchase price of $10.00 per share.

F.           Subject to the terms and conditions of this Agreement, the Company will (i) convert all shares of the Series A-10 acquired as payment for dividends and interest on or prior to December 31, 2008; (ii) exchange an aggregate of _________ Original Issue Shares of the Company’s Series A-10 Preferred Stock for an aggregate of___________ shares of the Company’s Series A-12 Preferred Stock (the “Exchanged Shares”); and (iii) issue and sell to the Investors an aggregate of up to ________ additional shares of the Company’s Series A-12 Preferred Stock at the additional purchase price of $10.00 per share (the “Additional Shares”).  The Exchanged Shares and Additional Shares, collectively referred to herein as the “Shares”.

G.           Each Investor hereto, severally and not jointly, has agreed to exchange his or her Original Issue Shares of Series A-10 Preferred Stock as set forth on Exhibit A into shares of the Company’s Series A-12 Preferred Stock at the ratio of one share of Series A-10 Preferred Stock for one share of Series A-12 Preferred Stock and desires to subscribe for and purchase the number of Additional Shares as set forth on such Investor’s signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions, and upon acknowledgement of each of the parties of the receipt of valuable consideration, the parties herein agree as follows:

1)           Recitals.  The foregoing recitals are true, correct and are herein incorporated by reference.

2)	Exchange, Purchase and Sale of Shares.

a)           The exchange, purchase and sale transaction contemplated hereby will close no later than 5:00 p.m., E.S.T. on December ___, 2008, or such date and time may be modified by the Company in its sole discretion (such day, the “Closing”).

b)           At the Closing, the Company shall

i)	exchange each share of Original Issue Shares of Series A-10 Preferred Stock set forth on Exhibit A into one share of the Company’s Series A-12 Preferred Stock; and

ii)
issue and sell to each Investor such number of Additional Shares as is set forth next to the Investor’s name on the signature pages hereto.  Investor shall pay an additional amount equal to $10.00 per Additional Share to be purchased by the Investor (the “Additional Purchase Price”) in cash (by check or wire transfer) to the Company.  Promptly after the Closing, the Company shall deliver to Investor a duly executed certificate representing the Shares which Investor is purchasing hereunder along with dividends payable in shares of the Company’s restricted Common Stock as set forth in the Certificate of Designation.

3)	Representations and Warranties of Investor.

Investor hereby, severally and not jointly, represents, warrants and covenants to the Company that:

a)           Terms of Series A-12 Preferred Stock.  Investor (i) understands the differences in his or her rights as a Series A-10 Preferred Stock holder, which shall terminate upon exchange, and his or her rights as a holder of Series A-12 Preferred Stock; and (ii) agrees to the terms and conditions of the Series A-12 Preferred Stock as set forth in the Certificate of Designation and are herein incorporated by reference.

b)           Authorization.  Investor has full power and authority to enter into this Agreement and any related agreements to which it is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

c)           Exemptions from Registration. Investor understands and acknowledges that the Shares, and Common Stock underlying the Shares and Common Stock to be issued as dividends, are being offered and sold under one or more of the exemptions from registration provided for in Sections 4(2) and 4(6) of the Securities Act of 1933, as amended including, Regulation D promulgated thereunder. Investor acknowledges that the Shares are being purchased without the Investor being offered or furnished any offering literature, prospectus or other material, financial or otherwise, and that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state.  Investor understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by Investor in offering the Shares for sale to the Investor without having first registered the Shares under the Act.

d)           Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which by Investor’s execution of this Agreement, Investor hereby confirms that the Shares will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

e)           Investment Experience.  Investor confirms that he/she/it understands and has fully considered, for purposes of this investment, the risks of an investment in the Shares and understands that: (i) this investment is suitable only for an investor who is able to bear the economic consequences or losing his entire investment, (ii) the purchase of the Shares is a speculative investment which involves a high degree of risk of loss by the Investor of his entire investment, and (iii) that there will be no public market for the Shares and accordingly, it may not be possible for him to liquidate his investment in the Shares in case of an emergency.  Investor represents that he/she/it is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

f)           Accredited Investor.  Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D.  All of the information in the Investor Questionnaire delivered by Investor to the Company in connection with Investor’s purchase of the Shares remains complete, true and correct as of the Closing.

g)           Disclosure of Information. Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

h)           Tax Consequences.  Investor has had the opportunity to discuss with his/her/its representatives, including his attorney and/or his accountant, if any, the tax consequences of his/her/its investment in the Shares.

i)           Restricted Securities. Investor understands that the Shares it is purchasing and Common Stock underlying the Shares and Common Stock to be issued as dividends, are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations, such Shares and Common Stock may be resold without registration under the Act only in certain limited circumstances.  In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares (and any Common Stock issued on conversion of the Shares or as payment of dividends) must be held indefinitely.

j)           No Brokers.  Investor has not taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

k)           Legends. The Investor consents to the placement of one or more legends on the Shares as required by applicable securities laws, including a legend in form substantially as follows: “These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

4)	Covenants of the Parties.

a)           Performance. The Company and Investor shall perform and comply with all agreements, obligations and conditions contained in this Agreement, the Certificate of Designation and related agreements that are required to be performed or complied with by the Company or Investor.

b)           Qualifications.  The Company shall obtain all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement which shall be timely made after such issuance and sale of the Shares.

c)           Amendment to Articles of Incorporation. The Company shall file the Certificate of Designation as an Amendment to the Company’s Articles of Incorporation in the form attached hereto as Exhibit B with the Florida Secretary of State on, or as soon as practical, the date of Closing.

d)           Further Consent. The Investor shall have amended any other agreement or arrangement, or given any further consent required to allow the Company to execute and perform this Agreement and the Certificate of Designation.

5)	Miscellaneous.

a)           Survival. The warranties, representations and covenants of the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

b)           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

c)           Governing Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e)           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at 1291 S.W. 29th Avenue, Pompano Beach, Florida 33069 ATTENTION: Randy S. Selman, and if to the Investor, to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

f)           Indemnification.  The Investor acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Section 3 and the covenants contained in Section 4, and hereby agrees to indemnify and hold harmless the Company, its officers or any of its affiliates, associates, agents or employees from and against any and all loss, damage or liability (including costs and reasonable attorney's fees) due to or arising out of a breach of any representation, warranty or acknowledgment of the Investor contained in this Agreement.

g)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

h)           Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties, and this Agreement supersedes all prior and contemporaneous written and oral agreements, relating to the subject matter hereof.

i)           Counterparts; Facsimile/PDF Signatures. This Agreement may be executed in two or more counterparts, and by facsimile signatures or portable document format (.pdf or similar format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

[Investor Signature Page to Subscription Agreement]

Number of Original Issue Shares of Series A-10 to be Exchanged for Series A-12:	____________
Number of Additional Shares of Series A-12 to be Purchased:	____________
Additional Purchase Price ($10.00 Per Additional Share)	$___________
The Shares are to be issued in
(check one):

☐ individual name	_________________________________________
Print Name of Investor
☐ joint tenants with rights	_________________________________________
of survivorship	Print Name of Joint Investor (if applicable)

☐ tenants in the entirety	_________________________________________
Address
☐ corporation or partnership
_________________________________________
o trust
Telephone:________________________________

Facsimile: ________________________________

Email: ___________________________________

Date: __________________	_________________________________________
Signature of Investor

_________________________________________
SSN or Tax ID

IF INVESTOR IS A CORPORATION, PARTNERSHIP OR TRUST:

The undersigned trustee, partner or corporate officer certifies that he/she has full power and authority from the beneficiaries, partners or directors of the entity named above to execute this Subscription Agreement on behalf of the entity and to make the representations and warranties made herein on their behalf and that the purchase of the Shares has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity.

Date: ____________________	By:
Signature of authorized trustee, partner or
corporate officer

Print Name and Capacity

Onstream Media Corporation hereby accepts the foregoing subscription for shares of its Series A-12 Preferred Stock subject to the terms and conditions hereof this ____________________, 2008.

SIGNATURE: _____________________________________________________________

PRINT NAME AND CAPACITY: ______________________________________________

EXHIBIT A

Series A-10 Preferred

No. of Shares of Series A-10 Preferred
Name	Original Issue	Issued as Dividends or Interest	Total

EXHIBIT B

Form of Certificate of Designation of Series A-12 Preferred Stock